UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2014

BLDRS Index Funds Trust

 (Exact name of registrant as specified in its charter)

New York	000-50086 811-21057	52-2115391
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3500 Lacey Road Suite 700 Downers Grove, IL	60515
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (630) 684-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 4, 2014, BLDRS Index Funds Trust (the “Trust”) received a letter from Ernst & Young LLP indicating Ernst & Young LLP’s determination not to stand for reappointment as the independent registered public accounting firm of the Trust as of that date.

The reports of Ernst & Young LLP on the Trust’s financial statements for the fiscal years ended September 30, 2013 and September 30, 2012 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Trust’s fiscal years ended September 30, 2013 and September 30, 2012, and during the interim period between September 30, 2013 and February 4, 2014, there were no disagreements between the Trust and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young, LLP, would have caused Ernst & Young LLP to make reference thereto in its report nor were there any “reportable events” as that term is described in Item 304 (a)(1)(v) of Regulation S-K.

The Trust requested that Ernst & Young, LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated February 7, 2014 is filed as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No. and Description

99.1                        Letter from Ernst & Young LLP

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLDRS Index Funds Trust

By: Invesco PowerShares Capital Management, its Sponsor

Date: February 7, 2014

/s/ Deanna B. Marotz
Deanna B. Marotz
Chief Compliance Officer

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